Exhibit 23.2

 INDEPENDENT AUDITOR'S CONSENT




We have issued our report dated May 23, 2002 (except for Note 3 as to which the date is July 14, 2003), accompanying the consolidated statement of operations, changes in stockholders' equity and cash flows for the year ended March 31, 2002 included in the annual report of The Singing Machine Company, Inc.("Singing Machine") on Form 10-K for the year ended March 31, 2004. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of The Singing Machine Company, Inc. on Form S-8 filed with the Securities and Exchange Commission ("SEC") on September 13, 2002 and Post-Effective Amendment No. 1 filed on April 20, 2004 to register securities underlying the Singing Machine's Year 2001 Stock Option Plan (File No. 333-99543) and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 27, 2001 and amended with Post Effective Amendment No. 1 filed with the SEC on September 13, 2002 (File No. 333-59684) to register securities underlying the 1994 Amended and Restated Stock Option Plan.



/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 14, 2004